EXHIBIT 21.1

Entity	Jurisdiction of Incorporation
Invesco REIT Operating Partnership LP	Delaware
Invesco REIT Securities LLC	Delaware
Invesco REIT TRS LLC	Delaware
Invesco REIT Lending Investments LLC	Delaware
5201 Industry Owner GP, LLC	Delaware
5201 Industry Owner, LP	Delaware
Midwest Industrial Agler Road Owner, LLC	Delaware
Cleveland Avenue Self Storage Owner, LLC	Delaware
Powers Road Self Storage Owner, LLC	Delaware
3061 George Busbee Owner GP, LLC	Delaware
3061 George Busbee Owner, LP	Delaware
IA Investors, LP	Delaware
IA SH Member GP, LLC	Delaware
IA SH Member, LP	Delaware
Clarksville Self Storage Owner, LLC	Delaware
Cortlandt Crossing Owner, LLC	Delaware
TCG Earth City LLC	Delaware
Roseland Residences Manager, LLC	Delaware
Roseland Residences Member, LLC	Delaware
Roseland Residences Investors, LLC	Delaware
Roseland Residences Owner, LLC	Delaware
13034 Excelsior Owner GP, LLC	Delaware
13034 Excelsior Owner, LP	Delaware
Midwest Industrial Grove City Owner, LLC	Delaware
INREIT Master Lessee LLC	Delaware
Invesco Real Estate Exchange LLC	Delaware
IREX Depositor LLC	Delaware
IREX Industrial Portfolio I DST	Delaware
IREX 5201 Industry Owner DST	Delaware
IREX 13034 Excelsior Owner DST	Delaware
Midwest Industrial Investors, LLC	Delaware
Midway Industrial Manager, LLC	Delaware
Midway Industrial Member, LLC	Delaware
ITP Investor, LLC	Delaware
ITP TRS Investor, LLC	Delaware
ITP Investments, LLC	Delaware
PT Co-GP Fund, LLC	Delaware
PTCR Holdco, LLC	Delaware
1000 East Apache Owner, LLC	Delaware

Salem North Self Storage Owner, LLC	Delaware
Salem South Self Storage Owner, LLC	Delaware
Salem West Self Storage Owner, LLC	Delaware
San Simeon IR Member LLC	Delaware
San Simeon Apartments, LLC	Delaware
San Simeon Holdings, LLC	Delaware
South Loop Storage Owner, GP LLC	Delaware
South Loop Storage Owner, LP	Delaware
Vida IR Member LLC	Delaware
Vida MOB Portfolio Co-Invest LLC	Delaware
Vida MOB Portfolio Manager LLC	Delaware
Vida JV LLC	Delaware
9805 Willows Office, LLC	Delaware
3975 University Parkway GP, LLC	Delaware
3975 University Parkway Owner, LP	Delaware
3975 University Parkway Owner TRS, LLC	Delaware
Homestead IR Member, LLC	Delaware
Homestead Communities, LLC	Delaware
Subsidiaries not included in the list are omitted because, considered in the aggregate as a single subsidiary, they do not constitute a significant subsidiary.